Exhibit 3.27

CERTIFICATE OF INCORPORATION

OF

PRODUCTION CONTROL SERVICES GROUP, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is:

Production Control Services Group, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 200,000, which shall consist of (i) 170,000 shares of Class A Common Stock, with par value of $.01 per share (the “Class A Common Stock”), and (ii) 30,000 shares of Class B Common Stock, with par value of $.01 per share (the “Class B Common Stock”).

Express Terms of Class A and Class B Common Stock.

1. General. The powers, preferences and rights of the Class A Common Stock and Class B Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical (including, without limitation, the right to receive dividends), except as otherwise required by law or as expressly provided in this Certificate of Incorporation.

2. Voting.

(a) Each stockholder of the Corporation shall be entitled to one vote for each share of Class A Common Stock standing in such stockholder’s name on the books of the Corporation on all matters presented to stockholders for their vote, consent, waiver, release or other action.

(b) The holders of shares of Class B Common Stock shall not be entitled to vote on any matter submitted to stockholders for their vote, consent, waiver, release or other action except as otherwise required by law.

3. Merger, Consolidation, Combination or Dissolution of the Corporation. In the event of merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of dissolution of the Corporation, holders of shares of Class B Common Stock shall be entitled to receive in respect of each share of Class B Common Stock the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidence of indebtedness, securities, cash, rights or any other property, as holders of shares of Class A Common Stock shall be entitled to receive in respect to each share, except that any common stock that holders of shares of Class B Common Stock shall be entitled to receive in any such event may have terms substantially similar to those of the Class B Common Stock as set forth in this Article Fourth.

4. Splits or Combinations of Stock. If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

5. Change in Number of Authorized Class B Stock. The number of shares of authorized Class B Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the aggregate number of outstanding Class A Common Stock entitled to vote in the election of Directors voting as a single class.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

NINTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

ELEVENTH: The name and mailing address of the incorporator is:

Béla Schwartz

c/o The Riverside Company

Rockefeller Center

630 Fifth Avenue, Suite 1530

New York, NY 10111

IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 25th day of September, 2000.

/s/ Béla Schwartz
Béla Schwartz

CERTIFICATE OF MERGER

MERGING

PCS MERGER SUB, INC.,

a Delaware corporation

WITH AND INTO

PRODUCTION CONTROL SERVICES GROUP, INC.,

a Delaware corporation

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation hereby certifies as follows:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

PCS Merger Sub, Inc. Production Control	Delaware

Services Group, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger by and between PCS Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Production Control Services Group, Inc., a Delaware corporation (“PCSG”), dated as of June 1, 2004 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.

THIRD: That the name of the surviving corporation of the merger will be “Production Control Services Group, Inc.”

FOURTH: That the Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Merger Agreement is on file at c/o FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, an office of the surviving corporation.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Production Control Services Group, Inc. has caused this Certificate to be signed by an authorized officer as of the 1st day of June, 2004.

PRODUCTION CONTROL SERVICES GROUP, INC.

By:	/s/ Karen R. Pajarillo
Name:	Karen R. Pajarillo
Title:	Vice President

Exhibit A

CERTIFICATE OF INCORPORATION

of

Production Control Services Group, Inc.

FIRST. The name of the Corporation is Production Control Services, Inc.

SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The name of nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful business or activity for which corporations may be organized under General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock with $1.00 par value per share.

FIFTH. The Board of Directors of the corporation is authorized to make, alter, or repeal the by-laws of the Corporation. Elections of directors need not be by ballot.

SIXTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director of the Corporation shall be liable (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code relating to the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH. The Corporation shall, to the extent required, and may, to the extent permitted, by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, all indemnification provided for in this article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

EIGHTH. The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF MERGER

OF

PCS MERGER SUB, INC.

WITH AND INTO

PRODUCTION CONTROL SERVICES GROUP, INC.

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON JUNE 1, 2004

Production Control Services, Inc., corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is Production Control Services, Inc.

2. That a Certificate of Merger (the “Certificate”) was filed with the Secretary of State of Delaware on June 1, 2004 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

The name of the corporation surviving the merger will be “Production Control Services Group, Inc.” The name of the corporation is currently Production Control Services, Inc.

4. Article First of the Exhibit A of the Certificate is corrected to read as follows:

The name of the corporation is “Production Control Services Group, Inc.”

IN WITNESS WHEREOF, Production Control Services, Inc. has caused this Certificate to be signed by an authorize officer as of this 1st day of June, 2004.

PRODUCTION CONTROL SERVICES GROUP, INC.

By:	/s/ Patrick Riordan
Name:	Patrick Riordan
Title:	Secretary

CERTIFICATE OF MERGER

MERGING

PRODUCTION CONTROL SERVICES, INC.,

a Colorado corporation

WITH AND INTO

PRODUCTION CONTROL SERVICES GROUP, INC.,

a Delaware corporation

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation hereby certifies as follows:

FIRST: That Production Control Services Group, Inc. (“PCSG”) was incorporated on the 25th day of September, 2000 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That PCSG owns all of the outstanding shares of Common stock of Production Control Services, Inc. (“PCS”), a corporation incorporated on the 2nd day of October, 1985 pursuant to the Colorado Corporate Code.

THIRD: That an Agreement and Plan of Merger by and between Production Control Services, Inc., a Colorado corporation (“PCS”) and Production Control Services Group, Inc., a Delaware corporation (“PCSG”), dated as of June 2, 2004 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL. PCSG shall be the corporation surviving the merger. That the name of the surviving corporation of the merger will be “Production Control Services, Inc.”

FOURTH: That the Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation, as amended, of the surviving corporation.

FIFTH: That the executed Merger Agreement is on file at c/o FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, an office of the surviving corporation.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of PCS consists of 50,000 shares of common stock without par value.

EIGHTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Production Control Services Group, Inc., a Delaware corporation, has caused this Certificate to be signed by an authorized officer as of the 2nd day of June, 2004.

PRODUCTION CONTROL SERVICES GROUP, INC.

By:	/s/ David B. Wilson
Name:	David B. Wilson
Title:	President

Exhibit A

CERTIFICATE OF INCORPORATION

of

Production Control Services, Inc.

FIRST: The name of the Corporation is Production Control Services, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The name of nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful business or activity for which corporations may be organized under General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock with $1.00 par value per share.

FIFTH: The Board of Directors of the corporation is authorized to make, alter, or repeal the by-laws of the Corporation. Elections of directors need not be by ballot.

SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director of the Corporation shall be liable (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code relating to the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: The Corporation shall, to the extent required, and may, to the extent permitted, by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, all indemnification provided for in this article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PRODUCTION CONTROL SERVICES, INC.

Production Control Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Production Control Services, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 25, 2000 (the Certificate of Incorporation is hereinafter referred to as the “Charter”).

2. This Certificate of Amendment (the “Certificate of Amendment”) amends the Charter. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

3. The resolutions setting forth the amendment set forth in this Certificate of Amendment are as follows:

RESOLVED: That Article FOURTH of the Charter be, and hereby is, amended and restated in its entirety to read as follows:

4. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock with $0.01 par value per share.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by this 5th day of January, 2007.

PRODUCTION CONTROL SERVICES, INC.

By:	/s/ Patrick Riordan
Name:	Patrick Riordan
Title:	Vice President

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger;

FIRST: The name of the surviving corporation is Production Control Services, Inc., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is Opti-Flow, L.L.C., a Louisiana limited liability company,

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Production Control Services, Inc.

FOURTH: The merger is to become effective upon filing.

FIFTH: The Agreement of Merger is on file at 3771 Eureka Way, Frederick, Colorado 80516.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 29th day of February, 2008.

PRODUCTION CONTROL SERVICES, INC.

By:	/s/ Jeffrey L. Giacomino
Name:	Jeffrey L. Giacomino
Title:	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRODUCTION CONTROL SERVICES, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Production Control Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the board of directors of the Corporation (the “Board of Directors”), by the unanimous written consent of its members filed with the minutes of the Board of Directors, adopted the following resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Board of Directors deems and declares it advisable that the Certificate of Incorporation be amended by deleting and replacing the first Article thereof so that, as amended, the first Article shall be read in its entirety as follows:

“FIRST. The name of the Corporation is PCS Ferguson, Inc.”

SECOND: That, in lieu of a special meeting and vote of the sole stockholder of the Corporation (the “Sole Stockholder”), the Sole Stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

[Signature page follows]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Dan Newman, its President, this 1st day of July, 2013.

By:	/s/ Dan Newman
Name:	Dan Newman
Title:	President

[Signature Page—Certificate of Amendment (COI) (PCS Name Change)]

CERTIFICATE OF MERGER

OF

ACCELERATED PRODUCTION SERVICES, INC.

(a Delaware corporation)

INTO

PCS FERGUSON, INC.

(a Delaware corporation)

* * * * * * * *

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Accelerated Production Services, Inc.	Delaware

PCS Ferguson, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is PCS Ferguson, Inc., a Delaware corporation.

FOURTH: That the certificate of incorporation of PCS Ferguson, Inc., as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation until amended in accordance with applicable law.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 3771 Eureka Way, Frederick, Colorado 80516.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That the merger shall be effective as of September 1, 2017 at 12:01 a.m. Eastern Time.

[Signature appears on following page.]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 31st day of August, 2017 by a duly authorized officer of the surviving corporation.

PCS FERGUSON, INC., a Delaware

By:	/s/ Paul Mahoney
Name:	Paul Mahoney
Title:	President

Signature Page to Certificate of Merger